As filed with the Securities and Exchange Commission on August 18, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-2279923
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

Telephone:  (484) 539-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Jacobs

President and Chief Executive Officer

Harmony Biosciences Holdings, Inc.

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

Telephone:  (484) 539-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Lueking, Esq. Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 Telephone: (312) 876-7700	Stephanie Wisdo General Counsel Harmony Biosciences Holdings, Inc. 630 W. Germantown Pike, Suite 215 Plymouth Meeting, PA 19462 Telephone: (484) 539-9800	Robert Puopolo, Esq. Seo Salimi, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Telephone: (617) 570-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-240122

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Common stock, $0.00001 par value per share	802,325	$24.00	$19,255,800	$2,499.40

(1)

Represents only the additional number of shares being registered, which includes the 104,651 additional shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-240122).

(2)	Based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $123,023,251 on a Registration Statement on Form S-1, as amended (File No. 333-240122), which was declared effective by the Securities and Exchange Commission on August 18, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $19,255,800 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Harmony Biosciences Holdings, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-240122), as amended (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on July 27, 2020, and which the Commission declared effective on August 18, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock reflected in the Prior Registration Statement by 802,325 shares, which includes 104,651 shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this filing.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed on August 12, 2020 with the Prior Registration Statement).

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (incorporated by reference to Exhibit 24.1 filed on July 27, 2020 with the Prior Registration Statement).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Plymouth Meeting, State of Pennsylvania, on August 18, 2020.

HARMONY BIOSCIENCES HOLDINGS, INC.

By:	/s/ John C. Jacobs
John C. Jacobs
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Jacobs	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2020
John C. Jacobs

/s/ Susan L. Drexler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 18, 2020
Susan L. Drexler

*	Chairman of the Board	August 18, 2020
Jeffrey S. Aronin

*	Director	August 18, 2020
Antonio Gracias

*	Director	August 18, 2020
Jack Bech Nielsen

*	Director	August 18, 2020
Juan A. Sabater

*	Director	August 18, 2020
Gary Sender

*	Director	August 18, 2020
Dr. Andreas Wicki

*By:	/s/ John C. Jacobs	August 18, 2020
John C. Jacobs Attorney-in-Fact